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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CROWN CRAFTS MERGER SUB, INC.

                    (Originally incorporated August 5, 2003)

         The following having been duly adopted and approved in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, Crown Crafts Merger Sub, Inc. does hereby certify that:

                                   ARTICLE I.

         The name of the Corporation is Crown Crafts, Inc. (the "Corporation").

                                   ARTICLE II.

         The Corporation is organized pursuant to the provisions of the Delaware General Corporation Law ("DGCL").

                                  ARTICLE III.

         The period of duration of the Corporation is perpetual.

                                   ARTICLE IV.

         The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the DGCL.

                                   ARTICLE V.

         (a) Authorized Classes and Series and Numbers of Shares. The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 75,000,000 shares, (i) 74,000,000 shares of which shall be common stock, with a par value of $0.01 per share (the "Common Stock"), and (ii) 1,000,000 shares of which shall be preferred stock, with a par value of $0.01 per share (the "Preferred Stock").

                  (i) Common Stock. The Common Stock shall consist of 73,500,000 shares of Series A Common Stock (the "Series A Common Stock"), 327,940 shares of Series B Common Stock (the "Series B Common Stock") and 172,060 shares of Series C Common Stock (the "Series C Common Stock"), with each such series of Common Stock to have such voting powers, designations, preferences and relative, participating and other special rights, and such qualifications, limitations and restrictions, as set forth below.

                  (ii) Preferred Stock. Notwithstanding anything in subparagraph
         (d)(xvii) of this Article V to the contrary, the Preferred Stock may be issued from time to time in one or more series and only as described below in connection with the Rights Plan (defined hereinafter). All shares of Preferred Stock shall be of equal rank and shall be identical,

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         except in respect of the matters that may be fixed by the Board of
         Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series. The Board of Directors of the Corporation is expressly authorized to provide for the issuance of all or any of the shares of Preferred Stock in one or more series and to fix the number of shares of each such series. Each series of Preferred Stock may entitle the holders of shares of such series to the rights of voting and economic participation equivalent to those of holders of any multiple of shares of Series A Common Stock, may be convertible into shares of Series A Common Stock and otherwise may possess such voting powers, full or limited, or no voting powers, and such other designations, qualifications, limitations, restrictions and relative rights as are consistent with this subparagraph (a)(ii) and adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL; provided that no series of Preferred Stock shall have any economic rights, preferences or powers superior to the shares of Series A Common Stock other than specifically provided above or entitle holders thereof to any redemption right not granted to holders of Series A Common Stock under the Rights Plan. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any such series is so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. Notwithstanding anything herein to the contrary, in no event shall the Corporation issue any shares of Preferred Stock other than in connection with any exercise of the stock purchase rights issued pursuant to that certain Amended and Restated Rights Agreement between the Corporation and SunTrust Bank dated as of August 6, 2003, as the same may be amended from time to time in accordance with its terms (the "Rights Plan").

         (b) Certain Definitions. For the purposes of the designations that follow, the following terms shall have the meanings specified:

         "Additional Shares of Series A Common Stock" shall mean all shares of Series A Common Stock issued or sold (or deemed to be issued pursuant to subparagraph (d)(viii) or (d)(ix) of this Article V) by the Corporation after the Original Issue Date of the Series B Common Stock or the Series C Common Stock, whether or not subsequently reacquired or retired by the Corporation, other than shares of Series A Common Stock issued (i) upon the exercise or partial exercise of the Warrants, (ii) upon the conversion of the Series B Common Stock or the Series C Common Stock into shares of Series A Common Stock; or (iii) pursuant to that certain Amended and Restated Restricted Stock Plan of the Corporation adopted as of June 17, 2003.

         "Affiliate" with respect to a particular person shall mean a person that directly or indirectly controls, is controlled by, or is under common control with such person; control for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

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         "Business Day" shall mean any day on which banks are open for business in New York City (other than a Saturday, Sunday or legal holiday in the States of New York or New Jersey), provided, that any reference to "days" (unless Business Days are specified) shall mean calendar days.

         "CCI" shall mean Crown Crafts, Inc., a Georgia corporation, which merged with and into the Corporation pursuant to a Certificate of Ownership and Merger filed with the Secretary of State of Delaware.

         "Conversion Price" shall have the meaning given to such term in subparagraph (d)(v)(A) of this Article V.

         "Conversion Rate" shall have the meaning given to such term in subparagraph (d)(v)(A) of this Article V.

         "Convertible Securities" shall mean any evidences of indebtedness, shares of capital stock (other than Series A Common Stock) or other securities that are or may be at any time directly or indirectly convertible into or exchangeable for Additional Shares of Series A Common Stock.

         "Credit Agreement" shall mean that certain Credit Agreement by and among CCI, Churchill Weavers, Inc., Hamco, Inc., and Crown Crafts Infant Products, Inc., as borrowers, and Wachovia Bank, National Association (successor by merger to Wachovia Bank, N.A.), as a lender and as agent for the lenders thereunder, dated as of July 23, 2001, as amended.

         "Fair Value" shall mean, with respect to any securities or other property, the fair value thereof as of a date that is within fifteen (15) days of the date as of which the determination is to be made (a) determined by agreement between the Corporation and the Required Holders, or (b) if the Corporation and the Required Holders fail to agree, determined jointly by an independent investment banking firm retained by the Corporation and by an independent investment banking firm retained by the Required Holders, either of which firms may be an independent investment banking firm regularly retained by the Corporation, or (c) if the Corporation or the Required Holders shall fail so to retain an independent investment banking firm within ten (10) Business Days of the retention of such a firm by the Required Holders or the Corporation, as the case may be, determined solely by the firm so retained, or (d) if the firms so retained by the Corporation and by such holders shall be unable to reach a joint determination within fifteen (15) Business Days of the retention of the last firm so retained, determined by another independent investment banking firm which is not a regular investment banking firm of the Corporation chosen by the first two such firms.

         "Invested Amount" per share of Series B Common Stock or Series C Common Stock shall mean the price per share at which shares of such series are issued on the Original Issue Date thereof (as such price is adjusted for changes in the shares of such series by stock split, stock dividend, or the like occurring after such Original Issue Date).

         "Liquidation" shall mean the liquidation, dissolution or winding up of the Corporation, or such of the Corporation's subsidiaries the assets of which constitute all or substantially all the assets of the business of the Corporation and its subsidiaries taken as a whole.

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         "Loan Agreement" shall mean that certain Subordinated Note and Warrant
Purchase Agreement by and among CCI and Wachovia Bank, National Association (successor by merger to Wachovia Bank, N.A.), The Prudential Insurance Company of America and Banc of America Strategic Solutions, Inc. (as assignee of Bank of America, N.A.), dated as of July 23, 2001, as amended.

         "Loan Closing Date" shall mean the closing date of the transactions contemplated by the Credit Agreement and the Loan Agreement.

         "Market Price" shall mean with respect to Series A Common Stock, as of any date specified herein, the amount per share equal to (i) the average sale price of the last sale price of shares of Series A Common Stock, regular way, or of shares of such stock (or equivalent equity interests) for the immediately preceding twenty (20) Business Days or, if no such sale takes place on any such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading; or (ii) if no shares of Series A Common Stock are then listed or admitted to trading on any national securities exchange, the average sale price of the last sale price of shares of Series A Common Stock, regular way, for the immediately preceding twenty (20) Business Days; or, if no such sale takes place on any such date, the average of the reported closing bid and asked prices thereof on such date, in each case as quoted in the Nasdaq National Market, as published by the National Quotation Bureau, Incorporated or any similar successor organization; and, in either case, as reported by any member firm of the New York Stock Exchange selected by the Corporation; or (iii) if no shares of Series A Common Stock are then listed or admitted to trading on any national securities exchange or quoted or published in the over-the-counter market, the higher of (x) the book value thereof as determined by any firm of independent certified public accountants of recognized national standing selected by the Board of Directors of the Corporation, as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made or (y) the Fair Value thereof; provided, that all determinations of the Market Price shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

         "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Series A Common Stock or Convertible Securities.

         "Original Issue Date" with respect to each of the Series B Common Stock and the Series C Common Stock shall mean the date on which shares of such series are first actually issued by the Corporation pursuant to exercise of any Warrants.

         "Required Holders" shall mean the holders of at least 66-2/3% of all the shares of Series B Common Stock and Series C Common Stock at the time outstanding, determined on the basis of the number of shares of Series A Common Stock into which such shares could be converted (assuming for this purpose that all conditions for conversion have been satisfied, whether or not such is actually the case).

         "Sale or Merger" shall mean any of the following:

                  (i) the merger, reorganization or consolidation of the Corporation or such subsidiary or subsidiaries of the Corporation the assets of which constitute all or

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         substantially all the assets of the business of the Corporation and its subsidiaries taken as a whole into or with another corporation in which the stockholders of the Corporation or such subsidiaries immediately preceding such merger, reorganization or consolidation (solely by virtue of their shares or other securities of the Corporation or such subsidiaries) shall own fewer than fifty percent (50%) of the voting securities of the surviving corporation;

                  (ii) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender), whether in a single transaction or pursuant to a series of related transactions, of all or substantially all the assets of the Corporation, whether pursuant to a single transaction or a series of related transactions or plan (which assets shall include for these purposes fifty percent (50%) or more of the outstanding voting interests of such of the Corporation's subsidiaries the assets of which constitute all or substantially all the assets of the Corporation and its subsidiaries taken as a whole);

                  (iii) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender), whether in a single transaction or pursuant to a series of related transactions, of all or substantially all the assets of such of the Corporation's subsidiaries the assets of which constitute all or substantially all of the assets of the Corporation and such subsidiaries taken as a whole; or

                  (iv) the sale or transfer, whether in a single transaction or pursuant to a series of related transactions, of securities of the Corporation such that all holders of securities of the Corporation that are entitled to vote by virtue of holding such securities with respect to matters generally that are voted on by stockholders of the Corporation (and not any matter requiring an additional series or other special vote) (collectively, the "Corporation's Voting Power") immediately prior to such transaction or series of related transactions do not hold after such transaction such securities of the Corporation that constitute more than a majority of the Corporation's Voting Power.

         "Series A Common Stock Equivalents" shall mean securities or rights convertible into or entitling the holder thereof to purchase or receive shares of Series A Common Stock.

         "Warrants" shall mean those certain Series B Common Stock Purchase Warrants and that certain Series C Common Stock Purchase Warrant (as the same may be divided or combined in accordance with their terms) of even date therewith issued pursuant to the Loan Agreement, and any amendments, modifications or replacements thereof, including, without limitation, any Warrants to acquire shares of the capital stock of the Corporation issued in connection with the merger of CCI with and into the Corporation.

         (c) Series A Common Stock. The following is a statement of the preferences, limitations and relative rights in respect of the Series A Common Stock.

                  (i) Voting Rights. With respect to all such matters upon which stockholders are entitled to vote or give consent, each holder of Series A Common Stock shall be entitled to one (1) vote (in person or by proxy) for each share of Series A Common Stock held by such holder on the record date for the determination of stockholders entitled to vote.

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                  (ii) Dividends. Subject to the provisions of applicable law, the holders of shares of Series A Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, dividends or other distributions, whether payable in cash, property or securities of the Corporation.

                  (iii) Liquidation. In the event of a Liquidation or other similar event, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the assets of the Corporation shall be distributed ratably to the holders of Series A Common Stock in proportion to the number of shares held by them.

         (d) Series B Common Stock and Series C Common Stock. The following is a statement of the designations and preferences, limitations and relative rights in respect of each of the Series B Common Stock and the Series C Common Stock.

                  (i) Rank. Each of the Series B Common Stock and the Series C Common Stock shall, with respect to dividend rights and rights on Liquidation, rank pari passu with the Series A Common Stock on the basis of the number of shares of Series A Common Stock that each share of Series B Common Stock or Series C Common Stock could be converted into in accordance with subparagraph (d)(v) of this Article V.

                  (ii) Voting Rights. Except as otherwise provided in subparagraph (d)(xvii) of this Article V or as otherwise provided by law, the holders of Series B Common Stock and of Series C Common Stock shall have no voting rights.

                  (iii) Dividends. In the event that any dividends are declared or paid on the Series A Common Stock (other than dividends paid in shares of additional Series A Common Stock or Series A Common Equivalents that are subject to subparagraph (d)(x) of this Article V), the holder of each share of Series B Common Stock and of Series C Common Stock shall be entitled to receive like dividends on the basis of the number of shares of Series A Common Stock into which such share of Series B Common Stock or Series C Common Stock, as the case may be, could be converted in accordance with subparagraph (d)(v) of this
         Article V, assuming for such purposes that all conditions for conversion have been satisfied, whether or not such is actually the case.

                  (iv) Liquidation. In the event of a Liquidation or other similar event, each holder of a share of Series B Common Stock or Series C Common Stock shall be entitled to receive a share of the proceeds thereof identical to those received by the holders of the Series A Common Stock on the basis of the number of shares of Series A Common Stock into which a share of Series B Common Stock or Series C Common Stock could be converted in accordance with subparagraph (d)(v) of this Article V, assuming for such purpose that all conditions for conversion have been satisfied, whether or not such is actually the case.

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                  (v) Conversion Price and Rate.

                           (A) Subject to and in compliance with the provisions
                  of this subparagraph (d)(v), shares of Series B Common Stock and of Series C Common Stock may, at the option of the holder, be converted after the occurrence of one of the events listed below with respect to a particular series into fully paid and nonassessable shares of Series A Common Stock at the rate (the "Conversion Rate" of such series) of one share of Series B Common Stock or Series C Common Stock, as the case may be, to the number of shares of Series A Common Stock that equals the quotient obtained by dividing the Invested Amount of the series in question by the Conversion Price of such series (defined hereinafter). Thus, the number of shares of Series A Common Stock to which a holder of Series B Common Stock or Series C Common Stock shall be entitled upon any conversion provided for in this subparagraph (d)(v) shall be the product obtained by multiplying the Conversion Rate of such series by the number of shares of such series being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of the series to be converted in accordance with the procedures described in subparagraph (d)(v)(B) of this Article
                  V. The "Conversion Price" of each of the Series B Common Stock and the Series C Common Stock shall be equal to the Invested Amount thereof, except as otherwise adjusted as provided hereunder in subparagraphs (d)(vi) through (xiv) of this
                  Article V. The initial Conversion Rate of each of the Series B Common Stock and the Series C Common Stock shall be one share of such series for 44.69107183 shares of Series A Common Stock.

                                    (1) Each share of Series B Common Stock may
                           be converted at any time at the option of the holder thereof into shares of Series A Common Stock following the transfer of such share of Series B Common Stock by the person to which the Corporation originally issued such share (the "Original Series B Holder") to a person not an Affiliate of the Original Series B Holder.

                                    (2) The shares of Series C Common Stock may
                           be converted at any time at the option of the holders thereof into shares of Series A Common Stock following the earliest to occur of the following events:

                                             (a) with respect to a particular
                                    share of Series C Common Stock, the transfer of such share of Series C Common Stock by the person to which the Corporation originally issued such share (the "Original Series C Holder") to a person not an Affiliate of the Original Series C Holder;

                                             (b) with respect to all shares of
                                    Series C Common Stock then outstanding, the closing of a Sale or Merger of the Corporation;

                                             (c) with respect to all shares of
                                    Series C Common Stock then outstanding, the transfer (whether in one or a series of

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                                    transactions over time) after the Loan
                                    Closing Date by the individuals constituting the Corporation's Management Group (defined for this purpose to mean the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and each Vice President) of greater than fifty percent (50%) of the Series A Common Stock represented on an as-converted or as-exercised basis by the shares of Series A Common Stock and Series A Common Stock Equivalents held in the aggregate by the Management Group as of the Loan Closing Date; provided, however, that such transfer shall not include any pledge of shares of Series A Common Stock made pursuant to a bona fide loan transaction that creates a mere security interest or any transfer to a trust for the benefit of a member of Management Group or for the benefit of an ancestor, descendant or spouse of such member, provided also that such member retains control over voting such shares;

                                             (d) with respect to all shares of
                                    Series C Common Stock then outstanding, the transfer after the Loan Closing Date by those persons who constitute, as of the Loan Closing Date, the three largest stockholders of the Corporation, in one or a series of transactions over time, of greater than seventy-five percent (75%) of the Series A Common Stock represented on an as-converted or as-exercised basis by the shares of Series A Common Stock and Series A Common Stock Equivalents outstanding on the Loan Closing Date;

                                             (e) with respect to all shares of
                                    Series C Common Stock then outstanding, the occurrence of an Event of Default (as defined in the Loan Agreement or the Credit Agreement) by the Corporation following the Loan Closing Date consisting of the nonpayment of principal, interest or any other amount due and owing to The Prudential Insurance Company of America or its successors or assigns under either the Credit Agreement or the Loan Agreement;

                                             (f) with respect to all shares of
                                    Series C Common Stock then outstanding, the failure by the Corporation to pay an aggregate of $250,000 in indebtedness, whether principal or interest, in addition to that described in clause (e) above;

                                             (g) with respect to all shares of
                                    Series C Common Stock then outstanding, the resignation, removal or death at one time or over time of one third (1/3) of the members of the Board of Directors and the election of substitutes therefor at any time following the Loan Closing Date; and

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                                             (h) the breach following the Loan
                                    Closing Date of any of the financial
                                    covenants made by the Corporation in the Loan Agreement or the Credit Agreement.

In the event that any of the events described in this subparagraph (d)(v)(A)(2) shall occur prior to the Original Issue Date of the Series C Common Stock, all the holders of shares of Series C Common Stock shall be entitled to exercise the conversion rights provided in this subparagraph (d)(v) at any time following issuance of such shares.

                           (B) Mechanics of Conversion. Notwithstanding the
                  provisions of subparagraph (d)(v)(A) of this Article V, the Corporation shall not be obligated to issue certificates evidencing the shares of Series A Common Stock issuable upon conversion unless the certificates evidencing the shares of Series B Common Stock or Series C Common Stock being converted are either delivered to the Corporation or its transfer agent as provided below, or any holder of any such certificates notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such conversion, the holders of Series B Common Stock or Series C Common Stock subject thereto shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the same, and shall give written notice to the Corporation at such office of the name or names in which such holder wishes the certificate or certificates for shares of Series A Common Stock to be issued, if different from the name shown on the books and records of the Corporation. The Corporation shall, as soon as practicable thereafter and in no event later than twenty (20) days after the surrender of the certificates of the shares of the series sought to be converted, issue and deliver at such office to the holder of such shares, or to the nominee or nominees of such holder as provided in such notice, a certificate or certificates for the number of shares of Series A Common Stock into which the shares of Series B Common Stock or Series C Common Stock (as the case may be) were convertible on the date on which such conversion was effective to which such holder shall be entitled as provided in such sections. The delivery of the new certificates may be conditioned on the person or persons to which the holder has requested delivery making such written representations as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable securities laws. The person or persons entitled to receive the shares of Series A Common Stock issuable upon a conversion pursuant to subparagraph (d)(v)(A) of this Article V shall be treated for all purposes as the record holder or holders of such shares of Series A Common Stock as of the effective date of conversion specified in such subsection.

                  (vi) Adjustment for Additional Shares of Series A Common Stock. In case the Corporation, at any time or from time to time after the Original Issue Date of the Series B Common Stock and of the Series C Common Stock, respectively, shall issue or sell Additional Shares of Series A Common Stock, including Additional Shares of Common

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         Stock deemed to be issued pursuant to subparagraphs (d)(viii) and
         (d)(ix) of this Article V, without consideration or for a consideration per share (determined pursuant to subparagraph (d)(ix) of this Article
         V), less than the Market Price of such series in effect on the date of and immediately prior to such issue or sale, then, and in each such case, subject to subparagraph (d)(xiv) of this Article V, the Conversion Price of such series shall be reduced, concurrently with such issue or sale, to a price determined by multiplying the Conversion Price of such series then in effect by a fraction,

                           (A) the numerator of which shall be equal to (i) the
                  number of shares of Series A Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Series A Common Stock which the aggregate consideration received by the Corporation for the total number of such Additional Shares of Series A Common Stock so issued or sold would purchase at the greater of the Market Price then in effect or the Conversion Price of the Series B Common Stock or the Series C Common Stock then in effect; and

                           (B) the denominator of which shall be equal to the
                  number of shares of Series A Common Stock outstanding immediately after such issue or sale of Additional Shares of Series A Common Stock,

provided that, for the purposes of this subparagraph (d)(vi), (x) immediately after any Additional Shares of Series A Common Stock are deemed to have been issued pursuant to subparagraph (d)(viii) or (d)(ix) of this Article V, such Additional Shares of Series A Common Stock shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding. Any adjustment to the Conversion Price of the Series B Common Stock or the Series C Common Stock shall cause simultaneously a corresponding adjustment to the Conversion Rate of such series.

                  (vii) Extraordinary Dividends and Distributions. In case the Corporation at any time or from time to time after the Original Issue Date of the Series B Common Stock or the Series C Common Stock, as the case may be, shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement, any redemption or acquisition of any such stock or Options on the Series A Common Stock, and any issuance of any stock or other securities or property under the Rights Plan, whether pursuant to any exercise of the stock purchase rights provided for therein or any exchange of such rights or otherwise) other than a dividend described in subparagraph (d)(iii) or (d)(x) of this Article V or payable in Additional Shares of Series A Common Stock (except for issuances in connection with the Rights Plan) or in Options for Common Stock, then and in each such event provision shall be made so that the holders of Series B Common Stock or Series C Common Stock shall receive upon conversion thereof, in addition to the number of shares of Series A Common Stock receivable thereupon, the amount of securities and other property of the Corporation which they would have received had their shares of Series B Common Stock or Series C Common Stock been converted into Series A Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of

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         conversion, retained such securities and other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under subparagraphs (d)(vi) through (xiv) of this Article V with respect to the rights of the holders of the Series B Common Stock and the Series C Common Stock.

                  (viii) Treatment of Options and Convertible Securities. In case the Corporation, at any time or from time to time after the Original Issue Date of the Series B Common Stock or the Series C Common Stock, as the case may be, shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any series of securities entitled to receive, any Options or Convertible Securities, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, then, and in each such case, the maximum number of Additional Shares of Series A Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities, issuable upon the conversion or exchange of such Convertible Securities (or the exercise of such Options for Convertible Securities and subsequent conversion or exchange of the Convertible Securities issued), shall be deemed to be Additional Shares of Series A Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that such Additional Shares of Series A Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subparagraph (d)(ix) of this Article V) of such shares would be less than the Market Price of the Series B Common Stock or the Series C Common Stock, as the case may be, in effect, in each case, on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date or, if the Series A Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, as the case may be; provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued,

                           (A) if an adjustment of the Conversion Price (or the
                  corresponding Conversion Rate) of either the Series B Common Stock or the Series C Common Stock shall be made upon the fixing of a record date as referred to in the first sentence of this subparagraph 5(d)(viii), no further adjustment of such Conversion Price (or the corresponding Conversion Rate) shall be made as a result of the subsequent issue or sale of any Options or Convertible Securities for the purpose of which such record date was set;

                           (B) no further adjustment of such Conversion Price
                  (or the corresponding Conversion Rate) shall be made upon the subsequent issue or sale of Additional Shares of Common Stock or Convertible Securities upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

                           (C) if such Options or Convertible Securities by
                  their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of Additional Shares of Series A

                  Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), such Conversion Price (and corresponding Conversion Rate) computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                           (D) upon the expiration of any such Options or of the
                  rights of conversion or exchange under any such Convertible Securities that shall not have been exercised (or upon purchase by the Corporation and cancellation or retirement of any such Options that shall not have been exercised or of any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised), such Conversion Price (and corresponding Conversion Rate) computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                                    (1) in the case of Options for Series A
                           Common Stock or in the case of Convertible
                           Securities, the only Additional Shares of Series A Common Stock issued or sold (or deemed issued or sold) were the Additional Shares of Series A Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was (a) an amount equal to (i) the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus (ii) the consideration actually received by the Corporation upon such exercise, minus
                           (iii) the consideration paid by the Corporation for any purchase of such Options which were not exercised, or (b) an amount equal to (i) the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Convertible Securities which were actually converted or exchanged, plus (ii) the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, minus (iii) the excess, if any, of the consideration paid by the Corporation for any purchase of such Convertible Securities, the rights of conversion or exchange under which were not exercised, over an amount that would be equal to the Fair Value of the Convertible Securities so purchased if such Convertible Securities were not convertible into or exchangeable for Additional Shares of Series A Common Stock; and

                                    (2) in the case of Options for Convertible
                           Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Corporation for the

                           Additional Shares of Series A Common Stock deemed to have then been issued was an amount equal to (a) the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus (b) the consideration deemed to have been received by the Corporation (pursuant to subparagraph (d)(ix) of this Article V) upon the issue or sale of the Convertible Securities with respect to which such Options were actually exercised, minus (c) the consideration paid by the Corporation for any purchase of such Options which were not exercised;

                           (E) no recomputation pursuant to subsection (C) or
                  (D) above shall have the effect of increasing such Conversion Price then in effect by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                           (F) no Additional Shares of Series A Common Stock
                  shall be deemed to have been issued merely by virtue of an adjustment to the Conversion Price (and corresponding Conversion Rate) in accordance with subparagraphs (d)(vi) through (viii) of this Article V.

                  (ix) Computation of Consideration. For the purposes of subparagraphs (d)(vi) through (viii) of this Article V:

                           (A) The consideration for the issue or sale of any
                  Additional Shares of Series A Common Stock or for the issue, sale, grant or assumption of any Options or Convertible Securities, irrespective of the accounting treatment of such consideration,

                                    (1) insofar as it consists of cash, shall be
                           computed as the amount of cash received by the Corporation, and insofar as it consists of securities or other property, shall be computed as of the date immediately preceding such issue, sale, grant or assumption as the Fair Value of such consideration (or, if such consideration is received for the issue or sale of Additional Shares of Series A Common Stock and the Market Price of such securities is less than the Fair Value of such consideration, then such consideration shall be valued at the Market Price of such Additional Shares of Series A Common Stock), in each case without deducting any expenses paid or incurred by the Corporation, any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services or any accrued interest or dividends in connection with such issue or sale, and

                                    (2) in case Additional Shares of Series A
                           Common Stock are issued or sold or Options or Convertible Securities are issued, sold, granted or assumed together with other stock or securities or other assets of the Corporation for a consideration that covers both, shall be the proportion of such consideration so received, computed as provided in clause (i) above, allocable to such Additional Shares of Series A Common

                           Stock or Options or Convertible Securities, as the case may be, all as determined in good faith by the Board of Directors or the Corporation.

                           (B) All Additional Shares of Series A Common Stock,
                  Options or Convertible Securities issued in payment of any dividend or other distribution on any class or series of stock of the Corporation and all Additional Shares of Series A Common Stock issued to effect a subdivision of the outstanding shares of Series A Common Stock into a greater number of shares of Series A Common Stock (by reclassification or otherwise than by payment of a dividend in Series A Common Stock) shall be deemed to have been issued without consideration.

                           (C) Additional Shares of Series A Common Stock deemed
                  to have been issued for consideration pursuant to subparagraph
                  (d)(viii) of this Article V, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                                    (1) the total amount, if any, received and
                           receivable by the Corporation as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subsection (A);

                  by

                                    (2) the maximum number of shares of Series A
                           Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (x) Treatment of Stock Dividends, Stock Splits and the Like. In case the Corporation, at any time or from time to time after the Original Issue Date of the Series B Common Stock or the Series C Common Stock, as the case may be, shall declare or pay any dividend or other distribution on any class or series of securities of the Corporation payable in shares of Series A Common Stock, or shall effect a subdivision of the outstanding shares of Series A Common Stock into a greater number of shares of Series A Common Stock (by reclassification or otherwise than by payment of a dividend in Series A Common Stock), then, and in each such case, Additional Shares of Series A Common Stock shall be deemed to have been issued (A) in the case of any such dividend or other distribution, immediately after the close of business on the record date for the determination of holders of any class or series of securities entitled to receive such dividend or other distribution (or if no such record is taken, then immediately prior to such payment or other distribution), or (B) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

                  (xi) Adjustments for Combinations and the Like. In case at any time or from time to time after the Original Issue Date of the Series B Common Stock or the Series C Common Stock, the outstanding shares of Series A Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Series A Common Stock, the Conversion Price of the Series B Common Stock or the Series C Common Stock, as applicable, in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  (xii) Adjustments for Reclassification, Exchange and Substitution. If the Series A Common Stock issuable upon conversion of the Series B Common Stock or the Series C Common Stock shall be changed into the same or a different number of shares of any other class or series of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price (and the corresponding Conversion
         Rate) then in effect with respect to the Series B Common Stock or the Series C Common Stock, as the case may be, shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series B Common Stock and the Series C Common Stock shall be convertible into, in lieu of the number of shares of Series A Common Stock that the holders would otherwise have been entitled to receive, that number of shares of such other class or series of stock equal to the number of shares of Series A Common Stock issuable upon conversion of the Series B Common Stock or the Series C Common Stock (adjusted for any combinations, consolidations, stock splits, or stock distributions or dividends with respect to such shares) immediately prior to such capital reorganization or reclassification as would have been subject to receipt by the holders upon conversion of such series immediately before that change.

                  (xiii) Reorganizations, Mergers, Consolidations and Sales of Assets. If at any time or from time to time, there is a capital reorganization of the Series A Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this paragraph
         (d)), then, as a part of such capital reorganization, provision shall be made so that the holders of each of the Series B Common Stock and the Series C Common Stock shall thereafter be entitled to receive upon conversion of shares of such series the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Series A Common Stock deliverable upon conversion of the applicable series would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in applying the provisions of this paragraph
         (d) with respect to the rights of the holders of the Series B Common Stock and the Series C Common Stock after the capital reorganization to the end that the provisions of subparagraphs (d)(vi) through (xii) of this Article V (including adjustment of the Conversion Price of such series then in effect and the number of shares issuable upon conversion of the Series B Common Stock and the

         Series C Common Stock, respectively) shall be applicable after that event and be as nearly equivalent as practicable.

                  (xiv) Minimum Adjustment of Exercise Price. If the amount of any adjustment of the Conversion Price of the Series B Common Stock or the Series C Common Stock required hereunder would be less than 1% of such Conversion Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall equal in the aggregate at least 1% of such Conversion Price.

                  (xv) Notice of Adjustment. Upon the occurrence of any event requiring an adjustment of the Conversion Price of the Series B Common Stock or the Series C Common Stock, then and in each such case the Corporation shall promptly deliver to each holder of such shares of such stock an officer's certificate stating the applicable Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Series A Common Stock issuable upon conversion thereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Within ninety (90) days after the end of each fiscal year in which any such adjustment shall have occurred, or within thirty (30) days after any request therefor by any holder of Series B Common Stock or Series C Common Stock stating that such holder contemplates the conversion of such stock, the Corporation will obtain and deliver to such holder the opinion of its regular independent auditors or another firm of independent public accountants of recognized national standing selected by the Board of Directors, which opinion shall confirm the statements in the most recent officer's certificate delivered under this subparagraph (d)(xv). It is understood and agreed that the independent public accountants rendering any such opinion shall be entitled expressly to assume in such opinion the accuracy of any determination of fair value made by the Board of Directors pursuant to subparagraph
         (d)(ix) of this Article V.

                  (xvi) Other Notices. In case at any time:

                           (A) the Corporation shall declare to the holders of
                  Series A Common Stock any dividend in cash, whether or not a regular cash dividend;

                           (B) the Corporation shall declare or pay any dividend
                  upon Series A Common Stock payable in stock or make any special dividend or other distribution (other than cash dividends) to the holders of Series A Common Stock;

                           (C) the Corporation shall offer for subscription pro
                  rata to the holders of Series A Common Stock any additional shares of stock of any class or series or other rights;

                           (D) there shall be any capital reorganization or
                  reclassification of the capital stock of the Corporation or Sale or Merger;

                           (E) there shall be a voluntary or involuntary
                  Liquidation or any partial liquidation of the Corporation or distribution to holders of Series A Common Stock;

                           (F) there shall be made any tender offer for any
                  shares of capital stock of the Corporation; or

                           (G) the Series A Common Stock shall cease to be or
                  shall be suspended from being a publicly traded security, (i) listed on the New York Stock Exchange or the American Stock Exchange, (ii) quoted by the Nasdaq Market or any successor thereto or comparable system, or (iii) quoted or published in the over-the-counter market;

                  then, in any one or more of such cases, the Corporation shall give to each holder of shares of Series B Common Stock or Series C Common Stock
(1) at least fifteen (15) days prior to any event referred to in subsection (A) or (B) above, at least thirty (30) days prior to any event referred to in subsection (C), (D) or (E) above, and within five (5) days after it has knowledge that any of the events specified in subsections (F) and (G) is imminent, written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, Sale or Merger, Liquidation, or partial liquidation or the date by which stockholders must tender shares in any tender offer and (2) in the case of any such reorganization, reclassification, consolidation, Sale or Merger, Liquidation, partial liquidation or tender offer known to the Corporation, at least thirty (30) days' prior written notice of the date (or, if not then known, a reasonable approximation thereof by the Corporation) when the same shall take place. Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Series A Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (2) shall also specify the date on which the holders of Series A Common Stock shall be entitled to exchange their Series A Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, Sale or Merger, Liquidation, partial liquidation or tender offer, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended, or to a favorable vote of security holders, if either is required.

                  (xvii) Prohibition of Certain Actions. In addition to any other rights provided by law, at any time when shares of Series B Common Stock or Series C Common Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law, and in addition to any other vote required by law, without the consent of the holders of at least two-thirds (66 2/3%) of the then outstanding shares of Series B Common Stock and Series C Common Stock, given in writing or by a vote in a meeting, consenting or voting (as the case may be) separately as a single group, the Corporation will not, by amendment of the Certificate of Incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Corporation under this paragraph (d), but will at all times in good faith assist in the carrying out of all the provisions of this paragraph (d) and in the taking of all such action as may reasonably be requested by any holder of shares of Series B Common Stock or Series C Common Stock in order to protect the privileges of each holder against dilution or other impairment, consistent with the tenor and purpose of this paragraph (d). Without limiting the generality of the foregoing, the Corporation (A) will not increase the par value of any shares of Series A Common Stock receivable upon the conversion of shares of Series B Common Stock or Series C Common Stock above the applicable Conversion Price then in effect, (B) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Series A Common Stock, free and clear of any liens, charges or encumbrances upon the conversion of shares of Series B Common Stock or Series C Common Stock from time to time outstanding, (C) will not take any action which results in any adjustment of the applicable Conversion Price if the total number of shares of Series A Common Stock issuable after the action upon the conversion of all outstanding shares of Series B Common Stock and Series C Common Stock would exceed the total number of shares of Series A Common Stock then authorized by this Certificate of Incorporation and available for the purpose of issue upon such conversion, (D) will not issue any capital stock of any class or series which has the right to more than one vote per share or any capital stock of any class or series which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage (or floating rate related to market yields) of par value or stated value in respect of participation in dividends and a fixed sum or percentage of par value or stated value in any such distribution of assets, and (E) will not otherwise amend, alter or change the designations or the powers, preferences, rights, privileges or restrictions of the Series B Common Stock or the Series C Common Stock materially or adversely.

                  (xviii) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Series A Common Stock, solely for the purpose of issue upon the conversion of all outstanding shares of Series B Common Stock and Series C Common Stock, such number of shares of Series A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Common Stock and Series C Common Stock, and the Corporation will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder. The Corporation covenants that all shares of Series A Common Stock that shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Corporation or any other person, and free from all taxes, liens, charges and encumbrances with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that such shares of Series A Common Stock may be so issued without violation of any applicable law or regulation, or of any applicable requirements of the National Association of Securities Dealers, Inc. and of any domestic securities exchange upon which the Series A Common Stock may be listed.

                                   ARTICLE VI.

         No holder of any of the shares of stock of the Corporation, whether now or hereafter authorized or issued, shall have any pre-emptive rights or preference rights, or be entitled, as of right, to purchase or subscribe for (a) any unissued stock of any class, or (b) any additional stock of any class to be issued by reason of any increase in the authorized capital stock of the Corporation of any class, or (c) any warrants, options or rights to purchase or subscribe for shares of stock of the Corporation of any class, or to purchase or subscribe for any convertible or exchangeable obligations, whether now or hereafter authorized or whether unissued or issued and thereafter acquired by the Corporation. Any such stock or other securities herein enumerated may be issued and disposed of pursuant to resolutions of the Board of Directors at such prices and upon such terms as may be deemed advisable to the Board of Directors in the exercise of its discretion.

                                  ARTICLE VII.

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of this Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as amended.

                                  ARTICLE VIII.

         The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the DGCL or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

         (b) The Board of Directors may adopt, amend or repeal the Bylaws of this Corporation.

         (c) Election of directors need not be by written ballot.

                                   ARTICLE IX.

         The Corporation reserves the right to repeal, alter, amend or rescind any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, except as otherwise limited by the other provisions of this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE X.

         (a) Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as a director and/or an officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article X or otherwise.

         (b) Non-Exclusivity of Rights. The rights conferred by this Article X shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in this Certificate of Incorporation or the Corporation's Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

         (c) Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

                  (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

                  (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

         (d) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         (e) Survival of Rights. The rights set forth in this Article X are contract rights and survive any change to this Article X. Any repeal or modification of this Article X shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

                                   ARTICLE XI.

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE XII.

         Any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by all of the stockholders of the Corporation.

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates and integrates and does further amend the provisions of the Corporation's Certificate of Incorporation and having been duly adopted and approved in accordance with the General Corporation Law of the State of Delaware, has been executed this 6th day of November, 2003, by E. Randall Chestnut, the Corporation's authorized officer.


                                     /s/ E. RANDALL CHESTNUT
                                     ------------------------------------------
                                     E. Randall Chestnut,
                                     Chairman of the Board, President and Chief
                                     Executive Officer

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